UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 752-6170

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2015, Cidara Therapeutics, Inc. (the “Company”) entered into a Third Amendment to its lease (the “Third Lease Amendment”) with Nancy Ridge Technology Center, L.P (the “Landlord”) to amend its existing facilities lease.  The Third Lease Amendment, which is effective July 1, 2015, expands its leased space from approximately 19,000 square feet to 30,000 square feet and extends the term of the lease by an additional 30 months through December 31, 2018. Beginning on October 1, 2015, the Company’s base monthly rent will increase to approximately $58,000, which will increase by a rate of 3% in July of each year thereafter.

The foregoing description is a summary of certain terms of the Third Lease Amendment and is qualified in its entirety by the text of the Third Lease Amendment, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Dated: August 7, 2015	By:	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)

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